SCHEDULE 14C INFORMATION


        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Information Statement     [  ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                             THE VICTORY PORTFOLIOS
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                      -------------------------------------
   (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                             THE VICTORY PORTFOLIOS

                               INTERNATIONAL FUND

                               ------------------

                                3435 Stelzer Road
                              Columbus, OHio 43219

                               ------------------

                              INFORMATION STATEMENT

                                 August 30, 2002

                               ------------------

TO THE SHAREHOLDERS:

      The Board of Trustees of The Victory Portfolios (the "Trust") has approved a new agreement appointing Templeton Investment Counsel, LLC the new sub-adviser for the International Fund, a series of the Trust (the "Fund"). The agreement, which became effective on July 1, 2002, was entered into without shareholder approval, as permitted under an exemptive order issued by the Securities and Exchange Commission. This information statement describes the circumstances surrounding the Board's approval of the new agreement and provides you with an overview of its terms. You do not need to take any action. This statement has been provided for your information only.

                                    By order of the Board,

                                    /s/ Jay G. Baris
                                    Assistant Secretary

  THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

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                             THE VICTORY PORTFOLIOS

                               INTERNATIONAL FUND

                     3435 Stelzer Road, Columbus, Ohio 43219

                           800-539-FUND (800-539-3863)

                              INFORMATION STATEMENT

                                 AUGUST 30, 2002

                               ------------------

      This information statement is being furnished to the shareholders of the International Fund, formerly the International Growth Fund (the "Fund"), a series of The Victory Portfolios (the "Trust"), in accordance with the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). The exemptive order permits the Trust's investment adviser to hire new sub-advisers and to make certain changes to existing sub-advisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

      The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is organized as a Delaware business trust. The Trust's Trustees are referred to here as the "Board" or "Trustees." The Trust's principal executive offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

      We are providing shareholders of record of the Fund as of July 26, 2002 with this information statement. This information statement was mailed on or about August 30, 2002.

      This information statement relates to the Board's approval of a new portfolio management agreement between Victory Capital Management Inc. ("Victory") and Templeton Investment Counsel, LLC ("Templeton"), with respect to the Fund (the "Templeton Agreement"), which became effective July 1, 2002, a copy of which is attached hereto as Exhibit A. Prior to July 1, 2002, Credit Agricole Asset Management ("CAAM"), formerly known as Indocam International Investment Services, S.A., served as sub-adviser to the Fund under a portfolio management agreement dated June 1, 1998. The Board, including a majority of the Trustees who were not parties to the Templeton Agreement and were not interested persons of those parties, as defined in the 1940 Act (the "Independent Trustees"), approved the Templeton Agreement on May 21, 2002, in accordance with the SEC order discussed below.

MANAGEMENT OF THE FUND

      Victory serves as the Fund's investment adviser under an investment advisory agreement dated June 1, 1998 (the "Advisory Agreement"). Victory is a wholly owned subsidiary of KeyCorp, a financial services holding company, which is headquartered at 127 Public Square, Cleveland, Ohio 44114. As of July 16, 2002, KeyCorp had an asset base of approximately $83 billion with banking offices in 13 states from Maine to Alaska, and trust and investment offices in 14 states. KeyCorp's McDonald Investments Inc. ("McDonald"), a registered broker dealer, operates primarily in the midwestern United States. KeyCorp's major business activities include providing traditional banking and associated financial services to consumer, business and commercial markets. Its non-bank subsidiaries include investment advisory, securities brokerage, insurance and leasing companies.

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      Under the investment advisory agreement, Victory is authorized to enter into sub-advisory agreements for investment advisory services. Information concerning the Trust's current investment advisory arrangements with the Fund can be found in Exhibit B. Information concerning officers of the Trust is set forth in Exhibit C.

      Leslie Z. Globits is primarily responsible for the management of the Fund on behalf of Victory, including the selection and monitoring of its sub-advisers. Mr. Globits, a Portfolio Manager and Director of Victory, was previously a Senior Financial Analyst and Assistant Vice President in KeyCorp's Corporate Treasury Department, and has been with Victory or an affiliate since 1987.

      BISYS Fund Services Limited Partnership serves as distributor for the Fund and BISYS Fund Services, Inc. serves as administrator. The address for both the distributor and the administrator is 3435 Stelzer Road, Columbus, OH 43219

SHAREHOLDER REPORTS

      The Trust's annual report for the fiscal year ended October 31, 2001 and its semi-annual report for the six months ended April 30, 2002 have been sent to its shareholders. Copies of the Trust's annual or semi-annual report may be obtained, without charge, by writing the Trust at P.O. Box 182593 Columbus, OH 43218-2593, or by calling toll free 800-539-FUND (800-539-3863).

SHAREHOLDINGS

      Information about shareholders owning beneficially 5% or more of the shares of any class of the Fund on July 31, 2002 is set forth in Exhibit D. To the knowledge of Victory, the executive officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of each class of the Fund as of July 31, 2002.

                       NEW PORTFOLIO MANAGEMENT AGREEMENT

      On May 21, 2002, at an in-person meeting, the Board, including a majority of its Independent Trustees, approved the Templeton Agreement, which became effective on July 1, 2002. Prior to July 1, 2002, CAAM had served as sub-adviser to the Fund under a portfolio management agreement, which was terminated as of June 30, 2002.

      Section 15 of the 1940 Act requires that a majority of the Fund's outstanding voting securities approve its sub-advisory agreements. However, on December 31, 1996, the SEC issued an order (the "Order") granting exemptive relief from certain requirements of Section 15 to the Trust, Victory and any future open-end management investment company managed by Victory, provided that such investment company operates in substantially the same manner as the Trust and complies with the conditions of the order. According to the Order, which is subject to a number of conditions (including approval by the Fund's shareholders, which approval was received on May 15, 1998), Victory may now enter into, or amend the material terms of, sub-advisory agreements on behalf of the Trust without receiving prior shareholder approval. Accordingly, execution and implementation of the Templeton Agreement did not require shareholder consent.

INFORMATION CONCERNING TEMPLETON

      Templeton, a Delaware limited liability company located at 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, Florida 33394, is a registered investment adviser and an indirect wholly-owned subsidiary of Franklin Resources, Inc., a New York Stock Exchange listed company that is also known as Franklin Templeton Investments. As of March 31, 2002, Franklin

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Templeton Investments managed approximately $274 billion for its clients.

      Peter A. Nori is primarily responsible for the day-to-day management of the Fund's portfolio on behalf of Templeton. Mr. Nori, a Chartered Financial Analyst, is an Executive Vice President, portfolio manager, and research analyst for Templeton. He joined Templeton's global equity research team in 1994 as a research analyst, and has been employed by Templeton or an affiliate since 1987.

      Exhibit E contains information about other Templeton-managed mutual funds that have investment objectives and strategies similar to those of the Fund. Exhibit E also lists Templeton's principal executive officers.

TERMS OF THE PORTFOLIO MANAGEMENT AGREEMENT

      The following summary of the Templeton Agreement is qualified in its entirety by reference to the copy of the Agreement that is attached as Exhibit A to this information statement.

      The Templeton Agreement contains terms and conditions similar to those of the portfolio management agreement with CAAM in effect prior to July 1, 2002, except as more fully described below. Under the Templeton Agreement, Templeton renders investment advice to the Fund in accordance with the Fund's investment objective and policies and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of Victory.

      Victory (and not the Fund) will pay Templeton, for its services under the Templeton Agreement, an annual fee based on the following schedule of the average daily net assets of accounts managed by Templeton for the Adviser (including the Fund): 0.625% on the first $50 million of assets; 0.465% on the next $150 million of assets; and 0.35% on assets over $200 million.

      Under the former portfolio management agreement, CAAM had received from Victory an annual fee of 0.55% of the Fund's average daily net assets that it managed. For the fiscal year ended October 31, 2001, CAAM received from Victory approximately $595,548 for managing the Fund. For the six months ended April 30, 2002, CAAM received approximately $297,774 for managing the Fund. Depending on the Fund's assets, the effective fee rate payable to Templeton may be different from the rate that was paid to CAAM. If the fee schedule applicable to the Templeton Agreement had been in effect during the fiscal year ended October 31, 2001 and the six months ended April 30, 2002, it is estimated that CAAM would have received $587,000 and $190,350, respectively.

      The Templeton Agreement provides that, subject to Victory's and the Board's supervision, Templeton is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with its investment objective and policies as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. Templeton also provides Victory with all books and records required by the 1940 Act relating to the transactions it executes, and renders to the Trustees such periodic and special reports as the Board may reasonably request. Templeton's appointment as sub-adviser is non-exclusive. For the present time, however, Templeton will be responsible for the management of the Fund's entire portfolio, subject to Victory's oversight.

      Duration and Termination. The Templeton Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue for successive annual periods thereafter as long as its continuance is specifically approved at least annually (i) by a vote of the majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval,

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and (ii) by a majority vote of the Board or a majority of the outstanding voting securities of the Fund; provided, however, that either Victory or Templeton may terminate the Templeton Agreement at any time on 60 days' prior written notice to the other party, without payment of any penalty. Templeton's termination may be effected by Victory, by a majority vote of the Board, or by vote of a majority of the outstanding voting securities of the Fund. The Templeton Agreement terminates automatically in the event of its assignment or in the event of an assignment of the Advisory Agreement.

      Liability. The Templeton Agreement provides that, in the absence of Templeton's willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under the Agreement, or a breach of fiduciary duty with respect to receipt of compensation, neither Templeton nor any of its directors, officers, shareholders, agents, or employees is liable for any act or omission in connection with its activities as sub-adviser to the Fund.

BOARD CONSIDERATION OF THE PORTFOLIO MANAGEMENT AGREEMENT

      In considering the approval of the Templeton Agreement, the Board, including all of the Independent Trustees in attendance in person, determined that it was in the best interests of the Fund and its shareholders for Victory to enter into the Agreement. At the meeting, the Board reviewed materials furnished by Victory and Templeton.

      In deciding whether to approve the Templeton Agreement, the Board gave primary consideration to the fact that Templeton's value investment style would be more compatible with Victory's overall investment philosophy than was the case with CAAM and to Victory's belief that, in the long run, Templeton's investment style would provide better investment returns for the Fund's shareholders. The Board also was concerned that the Fund's performance did not meet its expectations. The Board considered the following additional factors in approving Templeton as sub-adviser:

     o The nature of the services required by the Fund to achieve its investment objective of providing capital growth consistent with reasonable investment risk;

     o The nature and quality of the services the Board expected that Templeton would render, including the credentials and investment experience of Templeton's officers and employees;

     o The quality of Templeton's international strategy which consistently outperformed its benchmark for the one-, three-, and five-year periods ended December 31, 2001 (past performance, however, is not an indication that such outperformance will continue); and

     o Templeton's employment of a clear value-oriented investment discipline consisting of bottom-up fundamental analysis, and Templeton's method of choosing investments by focusing on the market price of a company's securities relative to its evaluation of the company's potential long-term earnings, asset value, and cash flow.

      In connection with the Board's review of Templeton, Victory provided information regarding the impact that hiring Templeton would have on Victory's profitability. Based on this information, the Board determined that hiring Templeton would not have a material affect on Victory's profitability and that, on an ongoing basis, Victory would compensate Templeton in a manner that is most advantageous to the Fund's shareholders.

      The Trustees discussed and reviewed the terms of the Templeton Agreement which, as noted above, are substantially similar to the corresponding portfolio management agreement with CAAM in existence prior to July 1, 2002.

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      After consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, approved the Templeton Agreement.

                              SHAREHOLDER PROPOSALS

      As a Delaware business trust, the Trust is not required to hold annual meetings of shareholders and the Board currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Trust Instrument. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust, or notice thereof, must be received by the Trust within a reasonable time before the solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and to be presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.



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                                                                       EXHIBIT A


                         PORTFOLIO MANAGEMENT AGREEMENT
                                     between
                         VICTORY CAPITAL MANAGEMENT INC.
                                       and
                       TEMPLETON INVESTMENT COUNSEL, INC.


      AGREEMENT made as of the 1st day of July, 2002 by and between Victory Capital Management Inc., a New York corporation (the "Adviser"), and Templeton Investment Counsel, LLC, a limited liability company organized under the laws of Delaware (the "Sub-Adviser").

      WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Adviser provides investment advisory services to the series of The Victory Portfolios, a Delaware business trust (the "Company"), which is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an Investment Advisory Agreement dated June 1, 1998 (the "Advisory Agreement"); and

      WHEREAS, the Sub-Adviser is a registered investment adviser under the Advisers Act; and

      WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment sub-advisory services in connection with the International Growth Fund (the "Fund"), a series of the Company, and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as a non-exclusive investment sub-adviser to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Delivery of Documents.

     (a) The Adviser has delivered to the Sub-Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

          (i)  the Company's Trust Instrument;

          (ii) the By-Laws of the Company;

          (iii) resolutions of the Board of Trustees of the Company (the "Board") authorizing the execution and delivery of the Advisory Agreement and this Agreement;

          (iv) the most recent Post-Effective Amendment to the Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and

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               the 1940 Act, on Form N-1A as filed with the Securities and
               Exchange Commission (the "Commission");

          (v) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission;

          (vi) the currently effective Prospectus and Statement of Additional Information of the Fund; and

          (vii) a copy of all applicable orders granted to the Company by the Commission or any no-action letter or similar correspondence concerning the Company or any of its Funds including an order under section 6(c) of the 1940 Act dated December 31, 1996 granting the Fund an exemption from (1) the shareholder voting requirements of Section 15(a) and Rule 18f-2; and (2) the disclosure requirements under various rules and forms (the "Manager of Managers Order").

     (b) The Sub-Adviser has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

          (i)  Parts I and II of the Sub-Adviser's Form ADV;

          (ii) Any written supervisory and operating policies and procedures of the Sub-Adviser that the Adviser or the Board may reasonably request;

          (iii) The Sub-Adviser's Codes of Ethics and related policies and procedures; and

          (iv) Any other documents that the Adviser or the Board may reasonably request.

      3. Investment Advisory Services.

     (a) Management of the Fund. The Sub-Adviser hereby undertakes to act as investment sub-adviser to the Fund. The Sub-Adviser shall regularly provide investment advice to the Fund and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Fund and, in furtherance thereof, shall:

          (i) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Fund's investment programs, and the issuers of securities included in the Fund's portfolios and the industries in which they engage, or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in a Fund's portfolio;

          (ii) determine which issuers and securities shall be included in the portfolio of the Fund;

          (iii) furnish a continuous investment program for the Fund;

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          (iv) in its discretion, and without prior consultation, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of the Fund; and

          (v) take, on behalf of the Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and the Sub-Adviser's functions as provided above, including the making of appropriate periodic reports to the Adviser and the Board.

     (b) Covenants. The Sub-Adviser shall carry out its investment sub-advisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) the Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Company's Trust Instrument, By-Laws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Company or the Adviser with respect to the Fund and provided to the Sub-Adviser in writing. The Sub-Adviser agrees to use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Board. The management of the Fund by the Sub-Adviser shall at all times be subject to the review of the Adviser and the Board

     (c) Books and Records. Pursuant to applicable law, the Sub-Adviser shall keep the books and records required to be maintained by, or on behalf of, the Fund with respect to sub-advisory services rendered hereunder. The Sub-Adviser agrees to provide access to or copies of all records that it maintains for the Fund upon the Fund's reasonable request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule. The Sub-Adviser shall grant the Adviser reasonable access to its personnel, books and records relating to the management of the Fund.

     (d) Reports, Evaluations and other Services. The Sub-Adviser shall furnish reports, evaluations, information or analyses to the Adviser and the Company with respect to the Fund and in connection with the Sub-Adviser's services hereunder as the Adviser and/or the Board may reasonably request from time to time or as the Sub-Adviser may otherwise deem to be reasonably necessary. The Sub-Adviser shall provide prompt notice (in advance, if practicable) to the Adviser of any changes in the Sub-Adviser's personnel who are responsible for the day-to-day management of the Fund's portfolio. The Sub-Adviser may make recommendations to the Adviser and the Board with respect to the Fund's policies, and shall carry out such policies as are adopted by the Board. The Sub-Adviser may, subject to review by the Adviser, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

     (e) Purchase and Sale of Securities. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or the Sub-Adviser to the extent permitted by the 1940 Act and the Company's policies and procedures applicable to the Fund and provided to the Sub-Adviser. The Sub-Adviser shall, except as contemplated below, use its best efforts to seek to execute portfolio

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          transactions at prices which, under the circumstances, result in total costs, proceeds and execution being the most favorable to the Fund. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub-Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Sub-Adviser be under any duty to obtain the lowest commission or the best net price for the Fund on any particular transaction, nor shall the Sub-Adviser be under any duty to execute any order in a fashion either preferential to the Fund relative to other accounts managed by the Sub-Adviser or otherwise materially adverse to such other accounts.

     (f) Selection of Brokers or Dealers. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
          1934) to the Sub-Adviser and/or the other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to accounts over which it exercises investment discretion. The Sub-Adviser shall report to the Board regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund. Any transactions for the Fund that are effected through an affiliated broker-dealer on a national securities exchange of which such broker-dealer is a member will be effected in accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Rule 11a2-2(T). The Fund hereby authorizes any such broker or dealer to retain commissions for effecting such transactions and to pay out of such retained commissions any compensation due to others in connection with effectuating those transactions.

     (g) Aggregation of Securities Transactions. In executing portfolio transactions for the Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Sub-Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Company's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

      4. Representations and Warranties.

     (a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

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

          (i) The Sub-Adviser is a limited liability company duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Sub-Adviser is registered as an investment adviser with the Commission under the Advisers Act and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Sub-Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

          (iii) The Sub-Adviser at all times shall provide its best judgment and efforts in carrying out the Sub-Adviser's obligations hereunder.

     (b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

          (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

          (iii) The Company has been duly organized as a business trust under the laws of the State of Delaware.

          (iv) The Company is registered as an investment company with the Commission under the 1940 Act, and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

      5. Compensation. As compensation for the services which the Sub-Adviser is to provide or cause to be provided pursuant to Paragraph 3, the Adviser shall pay to the Sub-Adviser (or cause to be paid by the Company directly to the Sub-Adviser) an annual fee based on a percentage, as set forth in the attached Schedule A (as such Schedule may be amended from time to time), of the Fund's average daily net assets during the preceding month (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information), which shall be accrued daily and paid in arrears on the first business day of the subsequent month. Average daily net assets shall be based upon determinations of net assets made as of the close of business on each business day throughout such month. The fee for any partial month under this Agreement shall be calculated on a proportionate basis, based upon average daily net assets for such partial month. The Sub-Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the sub-advisory fee from time to time. Any such voluntary waiver shall be in writing and signed by the parties hereto.

      6. Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Company or the Adviser are or may be or become interested in the Sub-Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Company or the Adviser.

      7. Expenses. The Sub-Adviser will pay all expenses incurred by it in connection with the performance of its services under this Agreement. The Sub-Adviser shall not be required to pay any expenses that this Agreement does not expressly state shall be payable by the Sub-Adviser. Without limiting the generality of the foregoing, the Sub-Adviser shall not pay any Fund expenses or reimburse the Adviser for any expense the Adviser is required to pay.

      8. Non-Exclusive Services; Limitation of Sub-Adviser's Liability. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser may render similar services to others and engage in other activities. The Adviser understands that the Sub-Adviser may give advice and take action with respect to its other clients or for its own account that may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale with respect to the Fund any security that the Sub-Adviser, or its directors, officers, employees or affiliates, may purchase or sell for its or their own account(s) or for the account of any other client. The Sub-Adviser and its affiliates may enter into other agreements with the Fund, the Company or the Adviser for providing additional services to the Fund, the Company or the Adviser which are not covered by this Agreement, and to receive additional compensation for such services. In addition, it is understood by the Sub-Adviser, that the Adviser may retain one or more additional Sub-Advisers with respect to portions of the Fund's assets. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Adviser, the Company, the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Company, the Fund, or any shareholder of the Fund in connection with the performance of this Agreement.

      9. Effective Date; Modifications; Termination. This Agreement shall become effective as of the date of execution hereof in accordance with the Manager of Managers Order. The Sub-Adviser understands and agrees that its receipt of compensation hereunder shall be without the protection accorded by shareholder approval under Section 36(b) of the 1940 Act.

     (a) This initial term of this Agreement shall be for two years. Thereafter, this Agreement shall continue in effect for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of the Board or a majority of the outstanding voting securities of the Fund.

     (b) The modification of any of the terms of this Agreement may be approved by a vote of a majority of those Trustees of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party may terminate this Agreement at any time on 60 days' prior written notice to the other party, without payment of any penalty. A termination of the Sub-Adviser may be effected by the Adviser, by a vote of the Board, or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment or in the event of an assignment of the Adviser's Agreement with the Fund.

      10. Limitation of Liability of Trustees and Shareholders. The Sub-Adviser acknowledges the following limitation of liability:

      The terms "The Victory Portfolios" and "Trustees of The Victory Portfolios" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with the Company or a Fund must look solely to the assets of the Company or Fund for the enforcement of any claims against the Company or Fund.

      11. Certain Definitions. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

      12. Independent Contractor. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      13. Structure of Agreement. This Agreement is intended to govern only the relationship between the Adviser, on the one hand, and the Sub-Adviser, on the other hand, and is not intended to and shall not govern (i) the relationship between the Adviser or Sub-Adviser and the Fund or any series of the Company, or
(ii) the relationships among the respective series of the Company.

      14. Governing Law. This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

      15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      16. Notices. Notices of any kind to be given to the Adviser hereunder by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at 127 Public Square, Cleveland, OH 44114-1306,
Attention: Kathleen A. Dennis; with a copy to William J. Blake, Esq., or at such other address or to such individual as shall be so specified by the Adviser to the Sub-Adviser. Notices of any kind to be given to the Sub-Adviser hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33394, Attention: Peter Nori, with a copy to Franklin Templeton Investments, One Franklin Parkway, San Mateo, CA 94403-1906, Attention: General Counsel, or at such other address or to such individual as shall be so specified by the Sub-Adviser to the Adviser. Notices shall be effective upon delivery.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

VICTORY CAPITAL MANAGEMENT INC.           TEMPLETON INVESTMENT COUNSEL, LLC

By: /s/ Kathleen A. Dennis                By: /s/ Gary P. Motyl
    --------------------------               --------------------
    Kathleen A. Dennis                       Gary P. Motyl
    Senior Managing Director                 President

                                   Schedule A
    to the Portfolio Management Agreement dated July 1, 2002 between Victory Capital Management Inc. and Templeton Investment Counsel, LLC with respect to the International Growth Fund of The Victory Portfolios

                                  Fee Schedule

      For the services described in the Portfolio Management Agreement, the Adviser agrees to pay to the Sub-Adviser an annual fee, determined by multiplying the Effective Rate by the Fund's average daily net assets. The Effective Rate shall mean the blended rate determined by applying the following rates to all Managed Accounts (as defined below):

     o    0.625% on the first $50 million of assets of Managed Accounts;
     o    0.465% on the next $150 million of assets of Managed Accounts; and
     o    0.35% on assets over $200 million of assets of Managed Accounts.

      As used in this Schedule, "Managed Accounts" means the aggregate of the net assets of all accounts managed by the Sub-Adviser under this Portfolio Management Agreement, the Sub-advisory Agreement, of even date herewith, between the Adviser and the Sub-Adviser, and any other similar agreement that the Sub-Adviser and the Adviser from time to time designate as being subject to this Schedule.

Dated: July 1, 2002

                                                                       EXHIBIT B


                             MANAGEMENT OF THE TRUST

VICTORY

      Victory Capital Management Inc. ("Victory"), 127 Public Square, Cleveland, Ohio 44114, serves as the Fund's investment adviser under an investment advisory agreement with the Trust, on behalf of the Fund, dated June 1, 1998 (the "Advisory Agreement") and renewed thereafter as required by the 1940 Act. The Board, including a majority of the Independent Trustees, last approved the Advisory Agreement on December 13, 2001. The Fund's shareholders approved the Advisory Agreement on May 15, 1998.

TERMS OF THE ADVISORY AGREEMENT

      Pursuant to the Advisory Agreement, Victory, subject to the supervision of the Trustees and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of its portfolio, including the purchase, retention, disposition and loan of portfolio securities. Victory is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of the Fund. Victory will continue to have responsibility for all investment advisory services furnished pursuant to the Advisory Agreement.

      Victory also reviews the performance of the Fund's sub-adviser and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, Victory is obligated to keep certain books and records of the Fund. Victory also administers the Fund's business affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services that are not being furnished by KeyBank National Association, the Fund's custodian, and BISYS Fund Services Ohio, Inc., the Fund's transfer and dividend disbursing agent. Victory's investment advisory services to the Fund are not exclusive under the terms of the Advisory Agreement and Victory is free to, and does, render management services to others.

      For Victory's services, the Fund pays Victory an annual investment advisory fee of 1.10% of its average daily net assets.

      Under the terms of the Advisory Agreement, the Trust is responsible for the following expenses: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of Trustees who are not employees of Victory; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund's shares for distribution under state and federal securities laws;
(vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (x) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Board; (xii) association membership dues authorized by the Board; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Fund's assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust's Trustees and officers.

      Unless sooner terminated, the Advisory Agreement provides that it will continue in effect for an initial two-year term and for consecutive one-year terms thereafter, provided that such renewal is approved at least annually by the Trustees or by vote of a majority of the outstanding shares of the Fund, and, in either case, by a majority of the Independent Trustees by votes cast in person at a meeting called for such purpose. The Advisory Agreement is terminable at any time on 60 days' written notice without penalty by vote of a majority of the outstanding shares of the Fund, by vote of the Trustees, or by Victory. The Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

      The Advisory Agreement provides that Victory shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of services pursuant to the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Victory in the performance of its duties, or from reckless disregard by Victory of its duties and obligations under the Agreement.

ADDITIONAL INFORMATION ABOUT Victory

      The business and other connections of Victory's directors and principal executive officers are set forth below. The address of each person is 127 Public Square, Cleveland, Ohio 44114.

Name                    Position with Victory
----                    ---------------------

Anthony Aveni           Director, Chief Investment Officer and Senior Managing
                        Director.

Richard J. Buoncore     Director, President, Chief Executive Officer and Senior
                        Managing Director.

Robert T. Clutterbuck   Director. Also, President, Chief Financial Officer and
                        Chief Operating Officer of McDonald Investments Inc.

Vincent DeP. Farrell    Chairman. Also, Chief Investment Officer and Senior
                        Managing Director of Spears, Benzak, Salomon & Farrell
                        Division.

William Allen           Managing Director.

John C. Barber          Senior Managing Director.

William J. Blake        Secretary.

Kathleen A. Dennis      Senior Managing Director.

Steven C. Dilbone       Senior Managing Director.

Kenneth F. Fox          Chief Compliance Officer.

James D. Kacic          Chief Administrative Officer and Senior Managing
                        Director.

Douglas M. Schosser     Chief Financial Officer.


THE DISTRIBUTOR, SUB-ADMINISTRATOR AND CUSTODIAN

      Distributor. BISYS Fund Services Limited Partnership (the "Distributor"), 3435 Stelzer Road, Columbus, Ohio 43219, acts as the distributor of the shares of the Trust under a distribution agreement with the Trust. Pursuant to a distribution and service plan adopted under Rule 12b-1 under the 1940 Act, the Fund bears the expense of distribution and service fees paid to the Distributor with respect to the

Fund's Class G shares. For the fiscal year ended October 31, 2001, the Distributor received distribution fees of $72,474 and servicing fees of $72,474 from Class G shares of the Fund.

      The Distributor has advised the Fund of its receipt of front-end sales charges of $122,693 resulting from sales of Class A shares of the Fund during the fiscal year ended October 31, 2001. From these fees, the Distributor paid sales charges to broker-dealers, who in turn paid commissions to salespersons and incurred other distribution costs. The Distributor retained $18,887 from these fees during the same period.

      Sub-Administrator. Victory also serves as sub-administrator to the Trust pursuant to a sub-administration agreement dated October 1, 1997 (the "Sub-Administration Agreement"). As sub-administrator, Victory assists BISYS Fund Services Inc., the Trust's administrator (the "Administrator"), in all aspects of the operations of the Trust, except those performed by Victory under its Advisory Agreement.

      For services provided under the Sub-Administration Agreement, the Administrator pays the Adviser a fee calculated at an annual rate of up to 0.05% of the Fund's average daily net assets. During the fiscal year ended October 31, 2001, the Administrator paid Victory $23,000 for its services as sub-administrator. Except as otherwise provided in the Trust's agreement with the Administrator, Victory pays all expenses that it incurs in performing its services and duties as sub-administrator. Unless sooner terminated, the Sub-Administration Agreement will continue in effect as to the Fund for a period of two years, and for consecutive one-year terms thereafter, unless written notice not to renew is given by the non-renewing party.

      Custodian. KeyBank National Association ("KeyBank"), an affiliate of Victory, holds the Fund's cash and securities as custodian pursuant to a custodian agreement dated July 2, 2001 (the "Custodian Agreement"). Under this Agreement, KeyBank (1) maintains a separate account or accounts in the name of the Fund; (2) receives and disburses money on behalf of the Fund; (3) collects and receives all income and other payments and distributions on account of portfolio securities; (4) responds to correspondence from security brokers and others relating to its duties; and (5) makes periodic reports to the Trustees concerning the Trust's operations. KeyBank may, with the approval of the Fund and at its own expense, open and maintain a sub-custody account or accounts on behalf of the Fund, provided that KeyBank shall remain liable for the performance of all of its duties under the Custodian Agreement. During the fiscal year ended October 31, 2001, the Fund paid KeyBank $26,00 for its services as custodian.

      In addition, The Bank of New York as sub-custodian, and certain foreign sub-custodians may hold the Fund's cash and securities pursuant to a global custody agreement dated October 14, 1999, as amended April 1, 2001.

BROKERAGE

      During the fiscal year ended October 31, 2001, the Fund paid $309 in commissions to its affiliated broker-dealers, including McDonald, an affiliate of Victory, and affiliates of CAAM, which represented 0.03% of the aggregate commissions that the Fund paid for the same period.

                                                                       EXHIBIT C


                                            OFFICER INFORMATION

                              Position(s) with     Date Commenced                    Principal Occupation
     Name and Age               the Trust            Service                         During Past 5 Years
     ------------             ----------------     --------------                    -------------------

Kathleen A. Dennis, 49          President          May 2002            Senior Managing Director, Victory.

Lisa Hurley, 46                 Vice President     February 2000       Since May 1998, Senior Vice President and General Counsel
                                                                       of BISYS Fund Services; General Counsel of Moore Capital
                                                                       Management, Inc. from May 1996 to May 1998.

Irimga McKay, 41                Vice President     December 1998       Senior Vice President, Client Services, BISYS Fund
                                                                       Services

Darin Dugenske, 36              Vice President     August 2002         Since March 2000, Director of Client Services, BISYS Fund
                                Secretary          August 2000         Services; from April 1999 to March 2000, Regional Vice
                                                                       President of BISYS Brokerage Services, Inc.; from 1995 to
                                                                       1999, employee of First Investment Center, a program of
                                                                       Financial Management Group, a Division of First Hawaiian
                                                                       Bank.

Jay G. Baris, 48                Assistant          December 1997       Partner, Kramer Levin Naftalis & Frankel LLP; since July
                                Secretary                              1998, Assistant Secretary, The Victory Variable Insurance
                                                                       Funds; Director, First Investors Life Insurance Company.

Alaina Metz, 34                 Assistant          December 1996       Chief Administrative Officer, BISYS Fund Services.
                                Secretary

Joel B. Engle, 36               Treasurer          December 1998       Since September 1998, Vice President, BISYS; from March
                                                                       1995 to September 1998, Vice President, Northern Trust
                                                                       Company.

William J. Tomko, 43            Assistant          August 1994         Group President, BISYS Investment Services.
                                Treasurer

Richard M. Wachterman, 55       Assistant Vice     August 2002         Since March 1999, Managing Director, Mutual Fund
                                President                              Regulatory and Administrative Affairs, Victory Capital
                                                                       Management Inc.; from 1980 to March 1999, Senior Vice
                                                                       President and General Counsel, Gradison Division of
                                                                       McDonald Investments Inc.

                                                                       EXHIBIT D

                             SHAREHOLDER INFORMATION

      As of July 31, 2002, Werner and Sue Kummerle, 6890 Marblehead Drive, Cincinnati, OH 45243, owned beneficially 7.91% of the Fund's Class G shares.

      As of July 31, 2002, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of beneficial interest of any class of the Fund.

                                                                       EXHIBIT E

              OTHER COMPARABLE MUTUAL FUNDS MANAGED BY TEMPLETON

      The following table sets forth the annual management fee paid to Templeton, as either adviser or sub-adviser, and the approximate net assets of other registered investment company portfolios for which Templeton acts as investment adviser or sub-adviser with investment objectives, policies and strategies that are substantially similar to those of the Fund.

                                             Annual Management  Approximate Net
                                               Fee (as a % of     Assets as of
                                                average net      December 31,
             Fund                                 assets)             2001
             ----                            ----------------   ---------------

Maxim Series Fund, Inc. -- Maxim Templeton
   International Equity Portfolio...............  0.56%           $95,500,000

Templeton Institutional Funds, Inc.--
   Foreign Equity Series........................  0.68%        $3,949,000,000

Franklin Templeton Variable Insurance
   Products Trust-- Templeton Foreign             0.66%          $896,600,000
   Securities Fund..............................

Manufacturers Investment Trust--
   International Value Trust....................  0.48%          $186,000,000

American AAdvantage International Equity          0.31%          $338,850,000
   Fund.........................................

Northwestern Mutual Series Fund, Inc.--
   International Equity Portfolio...............  0.39%          $779,350,000

Mason Street Funds, Inc.-- International          0.42%           $49,350,000
   Equity Fund..................................


                              TEMPLETON MANAGEMENT

      The table below lists the name, position with Templeton and principal occupation during the past five years for the principal executive officers of Templeton. The address of each individual listed below is 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, Florida 33394.

Name            Principal Occupation
----            --------------------

Donald F. Reed  Chief Executive Officer, Templeton; Executive Vice President and
                Director, Templeton Worldwide, Inc.; President, Chief Executive Officer and Director, Franklin Templeton Investments Corp.; officer and/or director of other subsidiaries of Franklin Resources, Inc.

Gary P. Motyl   President and Portfolio Manager, Templeton; officer and/or director of other subsidiaries of Franklin Resources, Inc.

Peter A. Nori   Executive Vice President, Portfolio Manager and Research
                Analyst, Templeton.



                                      E-1